Exhibit 99.1

Aytu BioPharma Announces Sale of Consumer Health Business Following Wind Down of Consumer Health Operations

Consumer Health Wind Down and Sale Maximizes Shareholder Value as Company Focuses on Rx Segment

Eliminates Materially All Remaining Expenses Associated with the Consumer Health Business

Provides for Receipt of Future Sales-Based Royalty Payments

DENVER, CO / August 6, 2024 / Aytu BioPharma, Inc. (the “Company” or “Aytu”) (Nasdaq: AYTU), a pharmaceutical company focused on commercializing novel therapeutics, today announced that following the wind down of operations, it has entered into a definitive agreement to divest its Consumer Health (a/k/a Innovus Pharmaceuticals) business to a private, e-commerce focused company. The divested business encompasses the established e-commerce platform, certain inventory and associated consumer brands, intellectual property, contracts and liabilities, and provides for Aytu to receive revenue-based royalty payments on future sales of former Consumer Health business products.

Aytu finalized the acquisition of Innovus Pharmaceuticals, Inc. in February 2020, and has been operating the Consumer Health business unit as its wholly-owned subsidiary with a small group of dedicated employees. Given the Company’s focus on its prescription pharmaceutical business, Aytu undertook a strategic review process and determined that the Consumer Health business was no longer aligned with its strategy and objective to achieve consistent profitability and generate positive cash flows.

Josh Disbrow, Chief Executive Officer of Aytu, stated, “We sincerely appreciate the contributions from the Consumer Health team and thank each of them for their professionalism and focus in winding down the Consumer Health business operations over this past year. With the divestiture of the Consumer Health business unit complete, Aytu is now in a stronger position to focus its resources on the prescription business to maximize the growth and potential of our Rx brands.”

Aytu had previously communicated its intent to wind down the Consumer Health business to concentrate on growing its portfolio of prescription medicines. The Company operated the Consumer Health business at near adjusted EBITDA breakeven during the wind down period as it sold through existing inventory and managed down numerous contractual obligations. The savings realized from the strategic shift away from the Consumer Health business, coupled with incremental margin improvements expected from the closure of the Grand Prairie, Texas manufacturing site, is expected to significantly enhance the Company’s operating results and drive stockholder value.

About Aytu BioPharma, Inc.

Aytu is a pharmaceutical company focused on commercializing novel therapeutics. The Company’s prescription products include Adzenys XR-ODT® (amphetamine) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING) and Cotempla XR-ODT® (methylphenidate) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING) for the treatment of attention deficit hyperactivity disorder (ADHD), Karbinal® ER (carbinoxamine maleate), an extended-release antihistamine suspension indicated to treat numerous allergic conditions, and Poly-Vi-Flor® and Tri-Vi-Flor®, two complementary fluoride-based prescription vitamin product lines available in various formulations for infants and children with fluoride deficiency. To learn more, please visit aytubio.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). All statements other than statements of historical facts contained in this press release, are forward-looking statements. Forward-looking statements are generally written in the future tense and/or are preceded by words such as “may,” “will,” “should,” “forecast,” “could,” “expect,” “suggest,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “potential,” or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. All statements other than statements of historical facts contained in this presentation, are forward-looking statements. These statements are predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others, risks associated with: risks relating to gaining market acceptance of the Consumer Health business products, our partners performing their required activities, regulatory and compliance challenges and future events under current and potential future collaborations, and our partner’s ability to generate cash flows, successfully commercialize its products directly and through the Consumer Health business’s current and future partnerships and generate operating cash flows. We also refer you to the risks described in “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10‑K and in other reports and documents that the Company files with the United States Securities and Exchange Commission.

Contacts for Investors

Mark Oki, Chief Financial Officer

Aytu BioPharma, Inc.

moki@aytubio.com

Robert Blum or Roger Weiss

Lytham Partners

aytu@lythampartners.com